Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TC BioPharm (Holdings) plc (the “Company”) on Form 10-K, for the year ended December 31, 2023 as filed with the Securities and Exchange Commission, I, Martin Thorp, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 1, 2024

/s/ Martin Thorp
Martin Thorp
Chief Financial Officer
(Principal Financial and Accounting Officer)